Exhibit 10.18

SAN JOSE WATER COMPANY
SPECIAL DEFERRAL ELECTION PLAN

PLAN AMENDMENT

     The San Jose Water Company Special Deferral Election Plan (the "Plan"), as previously adopted and approved by the Executive Compensation Committee of the Board of Directors of SJW. Corp., is hereby amended as follows:

1. Section 3.08 of the Plan is hereby amended in its entirety to read as follows:

     “3.08 Eligible Earnings shall mean any direct and current cash compensation, including salary, bonuses and other incentive-type compensation, earned by the Participant for service as an Employee during the Plan Year. In no event, however, shall a Participant’s Eligible Earnings include, for purposes of the Plan, any item of compensation paid or distributed to the Participant after a period of deferral, whether under this Plan or any other program of deferred compensation maintained by the Corporation or any Affiliated Company. Eligible Earnings shall also include any bonus earned by the Participant for service as an Employee during the period commencing January 1, 2004 and continuing through March 31, 2005 and otherwise payable to such Participant on March 31, 2005 in the absence of a Deferral Election under this Plan (the “March 2005 Bonus Payment”).”

2. Section 4.01 of the Plan is hereby amended in its entirety to read as follows:

     “4.01 Eligibility Rules. The Plan Administrator shall have absolute discretion in selecting the Eligible Employees who are to participate in the Plan for each Plan Year. An Eligible Employee selected for participation for the 2005 Plan Year must, in order to participate in the Plan for that year, file his or her Deferral Election on or before the last day of the 2004 calendar year; provided, however, that any Deferral Election with respect to the March 31, 2005 Bonus Payment must be filed on or before January 31, 2005. For each subsequent Plan Year of participation, the Participant must file his or her Deferral Election on or before the last day of the immediately preceding Plan Year. However, an Eligible Employee who is first selected for participation in the Plan after the start of a Plan Year must, in order to participate in the Plan for that Plan Year, file his or her Deferral Election within the thirty (30)-day period following the date he or she is so selected, with such Deferral Election to be effective only for Eligible Earnings attributable to Employee service for the period commencing with the first day of the first calendar month coincident with or next following the filing of such election and ending with the close of such Plan Year.”

3. Section 5.02.A of the Plan is hereby amended in its entirety to read as follows:

     “A. The Deferral Election must be exercised by means of a written notice filed with the Plan Administrator or its designate. The notice shall be substantially in the form of the Deferral Election attached as Exhibit A and must be filed on or before the last day of the calendar year immediately preceding the start of the Plan Year for which the Eligible Earnings subject to that election are to be earned; provided, however, that any Deferral Election with respect to the March 31, 2005 Bonus Payment must be filed on or before January 31, 2005. An Eligible Employee who is first selected for participation in the Plan after the start of a Plan Year must file his or her Deferral Election within the thirty (30)-day period following the date he or she is so selected, and the Deferral Election shall be effective only for Eligible Earnings attributable to Employee service for the period commencing with the first day of the first calendar month coincident with or next following the filing of such election and ending with the close of such Plan Year.”

4. Section 5.03 of the Plan is hereby amended in its entirety to read as follows:

     “5.03 Deferral Election Subaccounts. A separate Deferral Election Subaccount shall be established for each Plan Year for which the Participant defers a portion of his or her Eligible Earnings under the Plan. Such subaccount shall be credited with the Eligible Earnings subject to the Deferral Election in effect for that Plan Year, as and when those Eligible Earnings would have otherwise become due and payable to the Participant in the absence of such Deferral Election. In addition, a separate Deferral Election Subaccount shall be established on March 31, 2005 with respect to the portion of the March 31, 2005 Bonus Payment which the Participant has elected to defer under the Plan. The Participant shall at all times be fully vested in the balance credited to each of his or her Deferral Election Subaccounts.”

5. Except as modified by the foregoing amendments, the terms and provisions of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, SAN JOSE WATER COMPANY has caused this Plan Amendment to be executed by its duly-authorized officer on this 30th day of December 2004.

SAN JOSE WATER COMPANY

By: _________________________________________

Title: _________________________________________